Exhibit 99.1

SG Blocks Reports First Quarter 2020 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

May 14, 2020 04:05 PM Eastern Time

BROOKLYN, N.Y.--(BUSINESS WIRE)--SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, reported its ﬁnancial results for the first quarter ended March 31, 2020.

Management Commentary

“During the first quarter we continued to build our pipeline of opportunities for the application of our container solutions and are moving forward aggressively to reach agreements with a number of new customers,” commented Paul Galvin, CEO of SG Blocks. “Most recently, we announced the launch of a distributorship agreement with Osang Healthcare Co., Ltd. We are encouraged by the momentum we are building for accelerating growth in 2020.”

Mr. Galvin concluded, “We are making great progress with an increasing number of prospects and expect production to accelerate and our business to really begin to scale as we move into the second half of the year. Active, ongoing discussions with customers in a number of different verticals, including healthcare, local government, education and financial services reinforce our optimism for our business to reach an inflection point in 2020.”

On February 5, 2020, the Company effected a 1-for-20 reverse stock split of its common stock. All share and per share amounts set forth in the consolidated financial statements have been retroactively restated to reflect the split effected in February 2020 as if it had occurred as of the earliest period presented.

First Quarter 2020 Financial Highlights:

•	Revenue of approximately $199,000, as compared to approximately $1.7million in Q1 2019.
•	Gross profit of approximately $46,000, as compared to approximately $544,000 in Q1 2019.
•	Net loss of approximately $747,000, or $(0.64) per basic and diluted share, as compared to a net loss of approximately $491,000, or $(2.30) per basic and diluted share, in Q1 2019.
•	Adjusted EBITDA loss of approximately $527,000, as compared to a loss of approximately $289,000 in Q1 2019. (See below for further discussion about the presentation of Adjusted EBITDA, a non-GAAP financial measurement).
•	Subsequent to quarter end, completed a public offering in April of 2020 of 440,000 shares of common stock at an offering price of $4.25 per common share for aggregate net proceeds of approximately $1.5 million after deducting underwriting discounts and commissions and other expenses related to the offering.
•	Subsequent to quarter end, completed a public offering in May of 2020 of 6,000,000 shares of common stock at an offering price of $2.50 per common share for aggregate net proceeds of approximately $13.475 million after deducting underwriting discounts and commissions and other expenses related to the offering.

First Quarter 2020 and Subsequent Operational Highlights:

•	Construction backlog decreased to $17.5 million as of March 31, 2020, as compared to $17.6 million as of December 31, 2019. The decrease in backlog is primary attributed to work in progress or completed contracts during the first three months of 2020.
•	10 projects under contract, performed activity on 10 projects during Q1 2020.
•	Signed distribution agreement with Osang Healthcare Co. Ltd providing for non-exclusive right to distribute in the United States for a one year period its GeneFinder™ COVID-19 Plus RealAmp Kit™, designed to detect SARS-CoV-2 (Severe Acute Respiratory Syndrome-Coronavirus 2), the virus that causes COVID-19, through a gene-based reverse transcription reaction and real-time polymerase chain reaction (PCR) testing process.
•	Commenced construction on two mobile medical testing units for a point-of-care medical provider.
•	Licensee commenced first “Office Box” container to Puerto Rico; subsequent to the end of quarter.
•	Licensee commenced the “Ranchbox,” container-based residential project in May 2020; subsequent to the end of quarter.
•	Other business projects in process:
-	Executed architecture and engineering (A&E) services contract for mixed use hospitality project in South Florida subsequent to the end of the quarter.
-	The parties are engaged in contract negotiations for the manufacturing phase of the hospitality project which is anticipated to commence in Q3 2020.
-	Continuation of the build and delivery of a Planet Smoothie, pre-engineered container-based structure to an overseas U.S. military base; which is anticipated to be finished in the second quarter of 2020.
-	Continuation of the architectural and engineering (A&E) design for a modular office extension for a union in California; which is anticipated to be finished at the end of the second quarter of 2020.

First Quarter 2020 Financial Results

Revenue was approximately $199,000 compared to approximately $1.7 million in Q1 2019. This decrease was mainly driven by a decline in all of the Company’s customer types and the shift to a royalty-based model for its residential business, for which royalty revenue is expected in the second-half of 2020.

The Company’s backlog no longer includes residential contracts that are captured under the license agreement. Construction backlog decreased to $17.5 million as of March 31, 2020, as compared to $17.6 million at December 31, 2019. The decrease in backlog is primarily attributable to work in progress or completed contracts during the first three months of 2020.

Gross profit was approximately $46,000 as compared to approximately $544,000 in Q1 2019.

Operating expenses decreased by approximately $240,000 to approximately $795,000 in Q1 2020 compared to approximately $1.035 million in Q1 2019. The decrease was driven by a reduction in payroll and related expenses of approximately $367,000, which was partially offset by an increase in legal fees of approximately $138,000.

Net loss totaled approximately $747,000, or $(0.64) per basic and diluted share, compared to a net loss of approximately $491,000, or $(2.30) per basic and diluted share, in Q1 2019.

Adjusted EBITDA loss was approximately $527,000 compared to an Adjusted EBITDA loss of approximately $289,000 in Q1 2019. See below under the heading “Use of Non-GAAP Financial Information” for a discussion of Adjusted EBITDA and a reconciliation of such measure to the most comparable measure calculated under U.S. generally accepted accounting principles ("GAAP").

Balance Sheet

Cash and cash equivalents at March 31, 2020 totaled approximately $399,000, as compared to approximately $1.6 million at December 31, 2019.

Subsequent to quarter end, the Company completed a public offering in April of 2020 of 440,000 shares of common stock at an offering price of $4.25 per common share for aggregate net proceeds of approximately $1.5 million after deducting underwriting discounts and commissions and other expenses related to the offering. The Company completed another public offering in May of 2020 of 6,000,000 shares of common stock at an offering price of $2.50 per common share for aggregate net proceeds of approximately $13.475 million after deducting underwriting discounts and commissions and other expenses related to the offering.

Further details about the Company’s results will be available in its Quarterly Report on Form 10-Q, accessible in the investor relations section of the Company’s website at www.sgblocks.com and through the U.S. Securities and Exchange Commission’s website.

Conference Call Information

SG Blocks’ CEO, Paul Galvin, and Acting CFO, Gerald Sheeran, will host a listen only conference call.

To access the call, please use the following information:

Date: Thursday, May 14, 2020

Time: 4:30 p.m. ET, 1:30 p.m. PT

Toll-free dial-in number: 1-877-300-8521

International dial-in number: 1-412-317-6026

Conference ID: 10143913

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difﬁculty connecting with the conference call, please contact Hayden IR at (646) 755-7412 or james@haydenir.com.

The conference call will be broadcast live and available for replay at http://public.viavid.com/player/index.php?id=139766 and via the investor relations section of the Company’s website at www.sgblocks.com.

A replay of the conference call will be available on May 14, 2020, after 7:30 p.m. Eastern time, through May 28, 2020.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10143913

Use of Non-GAAP Financial Information

In addition to its results under GAAP, the Company presents EBITDA and Adjusted EBITDA for historical periods. EBITDA and Adjusted EBITDA are non-GAAP ﬁnancial measures and have been presented as supplemental measures of ﬁnancial performance that are not required by, or presented in accordance with, GAAP. The Company calculates EBITDA as net income (loss) before interest expense, income tax beneﬁt (expense), depreciation and amortization. It calculates Adjusted EBITDA as EBITDA before certain non-recurring adjustments such stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because they are important metrics used by management as one of the means by which it assesses the Company’s ﬁnancial performance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with related GAAP ﬁnancial measures, provide investors with an additional ﬁnancial analytical framework that may be useful in assessing the Company and its results of operations.

EBITDA and Adjusted EBITDA have certain limitations. EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss), or any other measures of financial performance derived in accordance with GAAP. These measures also should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which these non-GAAP measures make adjustments. Additionally, EBITDA and Adjusted EBITDA are not intended to be liquidity measures because of certain limitations, including, but not limited to:

●	They do not reflect the Company’s cash outlays for capital expenditures;

●	They do not reflect changes in, or cash requirements for, working capital; and

●	Although depreciation and amortization are non-cash charges, the assets are being depreciated and amortized and may have to be replaced in the future, and these non-GAAP measures do not reflect cash requirements for such replacements.

The non-GAAP information should be read in conjunction with the Company’s consolidated financial statements and related notes.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the nearest GAAP measure, net loss:

	For the three months ended March 31, 2020	For the three months ended March 31, 2019
Net loss	$(747,427)	$(490,735)
Addback interest expense	2,811	—
Addback interest income	(4,863)	—
Addback depreciation and amortization	47,401	39,446
EBITDA (non-GAAP)	(702,078)	(451,289)

Addback litigation expense	136,738	—
Addback stock-based compensation expense	38,764	162,493
Adjusted EBITDA (non-GAAP)	$(526,576)	$(288,796)

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions and includes statements such as building momentum for accelerating growth in 2020, production accelerating and our business to really begin to scale as we move into the second half of the year, the manufacturing phase of the hospitality project commencing in Q3 2020, finishing construction of the Planet Smoothie container-based structure in the second quarter of 2020, and finishing the architectural and engineering design for a modular office extension at the end of the second quarter of 2020. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to accelerate growth in 2020, the Company’s ability to accelerate production and scale its business in the second half of the year, the Company’s ability to complete the manufacturing phase of the hospitality project as scheduled, the Company’s ability to complete construction of the Planet Smoothie container-based structure as scheduled, the Company’s ability to finish the architectural and engineering design for a modular office extension at the end of the second quarter of 2020, the Company’s ability to achieve positive outcomes from the license of its residential technology, the Company’s ability to successfully distribute and generate revenue from the GeneFinder™ COVID-19 Plus RealAmp Kit™, the Company’s ability to capitalize on new commercial and military opportunities, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

-- Tables Follow –

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$398,737	$1,625,671
Accounts receivable, net	1,094,713	1,101,185
Contract assets	12,660	106,015
Prepaid expenses and other current assets	145,378	73,938
Total current assets	1,651,488	2,906,809

Property, plant and equipment, net	10,823	11,747
Goodwill	1,223,520	1,223,520
Long-term note receivable	404,863	—
Intangible assets, net	2,262,525	2,298,805
Deferred contract costs, net	183,533	193,730
Total Assets	$5,736,752	$6,634,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,748,182	$2,105,505
Contract liabilities	137,206	168,957
Total current liabilities	1,885,388	2,274,462

Long-term note payable	200,000	—
Total liabilities	2,085,388	2,274,462

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value, 5,405,010 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 25,000,000 shares authorized; 1,170,524 issued and outstanding as of March 31, 2020 and 1,157,890 issued and outstanding as of December 31, 2019.	11,705	11,579
Additional paid-in capital	21,970,903	21,932,387
Accumulated deficit	(18,331,244)	(17,583,817)
Total stockholders’ equity	3,651,364	4,360,149
Total Liabilities and Stockholders’ Equity	$5,736,752	$6,634,611

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	For the Three Months Ended March 31,	For the Three Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Revenue:
Construction services	$89,341	$1,658,074
Engineering services	109,415	77,050
Total	198,756	1,735,124

Cost of revenue:
Construction services	71,911	1,159,229
Engineering services	80,864	31,790
Total	152,775	1,191,019

Gross profit	45,981	544,105

Operating expenses:
Payroll and related expenses	271,808	638,550
General and administrative expenses	491,314	333,000
Marketing and business development expense	32,338	47,359
Pre-project expenses	—	15,931
Total	795,460	1,034,840

Operating loss	(749,479)	(490,735)

Other income (expense):
Interest expense	(2,811)	—
Interest income	4,863	—
Total	2,052	—

Loss before income taxes	(747,427)	(490,735)
Income tax expense	—	—

Net loss	$(747,427)	$(490,735)

Net loss per share - basic and diluted:
Basic and diluted	$(0.64)	$(2.30)

Weighted average shares outstanding:
Basic and diluted	1,165,470	213,002

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)

	$0.01 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2018	213,002	$2,130	$17,741,214	$(10,663,277)	$7,080,067
Stock-based compensation	—	—	216,808	—	216,808
Net loss	—	—	—	(490,735)	(490,735)
Balance at March 31, 2019	213,002	$2,130	$17,958,022	$(11,154,012)	$6,806,140

Balance at December 31, 2019	1,157,890	$11,579	$21,932,387	$(17,583,817)	$4,360,149
Stock-based compensation	—	—	38,764	—	38,764
Conversion of restricted stock units to common stock	12,672	126	(126)	—	—
Reverse stock split settlement	(38)	—	(122)	—	(122)
Net loss	—	—	—	(747,427)	(747,427)
Balance at March 31, 2020	1,170,524	$11,705	$21,970,903	$(18,331,244)	$3,651,364

SG BLOCKS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(747,427)	$(490,735)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	924	3,165
Amortization of intangible assets	36,280	36,281
Amortization of deferred license costs	10,197	—
Interest income on long-term note receivable	(4,863)	—
Stock-based compensation	38,764	162,493
Changes in operating assets and liabilities:
Accounts receivable	6,472	(1,210,288)
Contract assets	93,355	247,901
Prepaid expenses and other current assets	(71,440)	205,641
Accounts payable and accrued expenses	(357,323)	(317,983)
Contract liabilities	(31,751)	245,594
Net cash used in operating activities	(1,026,812)	(1,117,931)

Cash flows provided by investing activities:
Advances in note receivable	(400,000)	—
Net cash used in investing activities	(400,000)	—

Cash flows from financing activities:
Proceeds from long-term note payable	200,000	—
Settlement of common stock from reverse stock split	(122)	—
Net cash provided by financing activities	199,878	—

Net decrease in cash and cash equivalents	(1,226,934)	(1,117,931)

Cash and cash equivalents - beginning of period	1,625,671	1,368,395

Cash and cash equivalents - end of period	$398,737	$250,464

Supplemental disclosure of non-cash operating activities:
Non-cash conversion of accrued salary to restricted stock units	$—	$54,315

CONTACTS

Media
Rubenstein Public Relations
Christina Levin
Account Director
212-805-3029
clevin@rubensteinpr.com

or

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com